Exhibit 10.4

EXECUTION COPY

27 September 2010

WABCO FAHRZEUGSYSTEME GMBH

(as German Seller)

and

SOCIÉTÉ GÉNÉRALE BANK NEDERLAND N.V.

(as Purchaser)

GERMAN

SECURITY ASSIGNMENT AGREEMENT

THIS GERMAN SECURITY ASSIGNMENT AGREEMENT is made on 27 September 2010

BETWEEN:

(1)	WABCO FAHRZEUGSYSTEME GMBH, a company incorporated under the laws of Germany, with its registered office at Am Lindener Hafen 21, 30453 Hannover, Germany, registered under HRB60743 at the commercial register (Handelsregister) of the local court (Amtsgericht) in Hannover (the German Seller); and

(2)	SOCIÉTÉ GÉNÉRALE BANK NEDERLAND N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands and licensed as a credit institution and having its registered office at Amstelplein 1, 1096 HA Amsterdam, The Netherlands registered with the Trade Register of the Chamber of Commerce at Amsterdam, The Netherlands under n° 33 196 218, represented for the purposes hereof by a duly authorised representative whose name appears on the signature page (the Purchaser and together with the German Seller, the Parties).

WHEREAS:

(A)	The German Seller is selling to the Purchaser on a revolving basis Receivables originated from the sale of automotive products by the German Seller, together with the benefit of all related ancillary security and other rights attached thereto, if any, on the terms and subject to the conditions of a German Receivables Purchase and Servicing Agreement (the German Receivables Purchase and Servicing Agreement).

(B)	The Purchaser has opened a collection account, solely in its name (the Single Account), with Société Générale Frankfurt Branch. In addition, the Parties have opened a joint account at Société Générale Frankfurt Branch (the German Joint Account) and have entered into a supplemental agreement (the Supplemental Agreement) with respect to the German Joint Account. Each of the Single Account and the German Joint Account are referred to as a German Purchaser Collection Account in the Master Definitions Agreement (as defined below). The Debtors of the Receivables are directed to make payments on the Receivables to the relevant German Purchaser Collection Account. The Purchaser may dispose freely of the sums credited to the Single Account. Pursuant to the Supplemental Agreement, the Purchaser alone is entitled to choose in its sole discretion to which target account a credit balance of the German Joint Account may be transferred.

(C)	The Purchaser intends to grant to the German Seller a limited and revocable right to use credit balances on the respective German Purchaser Collection Account.

(D)	In turn, the German Seller has agreed to assign the Relevant Receivables (as defined below) as security for any claims of the Purchaser against the German Seller.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Capitalised terms used in this German Security Assignment Agreement (the Agreement) shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meanings given to them in the Master Definitions Agreement entered into between, inter alia, the Parties on 23 September 2009, and amended on 30 March 2010 and on 27 September 2010 (the Master Definitions Agreement). This Agreement shall be construed in accordance with the principles of construction set out in the Master Definitions Agreement.

1.2 In this Agreement:

Relevant Receivables means any and all present and future, actual or contingent, Receivables of the German Seller against any Debtor whose invoice address is in Germany.

Secured Obligations means any and all sums and liabilities of the German Seller in any currency, whether present or future, actual or contingent, solely or jointly with others, including, without limitation, any obligation or liability to pay damages, which are or may become payable or owing by the German Seller to the Purchaser including, without limitation, the Purchaser’s current and future weekly repayment claims in relation to any credit balances transferred from each German Purchaser Collection Account to the German Seller.

1.3 This Agreement is made in the English language only. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German legal term or concept has been used in the Agreement, such German law legal term or concept (and not the English legal term or concept to which it relates) shall be authoritative for the construction; where an English legal term or concept has been used in this Agreement governed by German law, the related German legal term or concept shall be authoritative for the purpose of construction.

2. SECURITY ASSIGNMENT

2.1 The German Seller hereby assigns to the Purchaser as security for the Secured Obligations the Relevant Receivables.

2.2 The Purchaser hereby accepts the assignment of the Relevant Receivables.

2.3 The Relevant Receivables already in existence shall pass over to the Purchaser upon execution of this Agreement. Any future Relevant Receivables shall automatically pass over to the Purchaser on the date such Relevant Receivables arise.

2.4 Waiving § 418 of the German Civil Code (Bürgerliches Gesetzbuch), the Parties hereby agree that the security created hereunder shall not be affected by any transfer or assumption of the Secured Obligations to, or by, any third party.

3. TRANSFER OF ANCILLARY RIGHTS

3.1 Together with the Relevant Receivables assigned in accordance with this Agreement, all Collateral Security and any Ancillary Rights, and any rights resulting from the underlying agreements, are hereby also transferred and/or assigned to the Purchaser, to the extent such rights are not automatically transferred and/or assigned to the Purchaser pursuant to § 401 of the German Civil Code.

3.2 If the German Seller is in direct possession of the Collateral Security, the delivery of such Collateral Security shall be substituted by the German Seller holding the relevant Collateral Security in gratuitous custody (unentgeltliche Verwahrung) for the Purchaser.

3.3 The German Seller’s claims to demand re-possession against any direct possessor are hereby also assigned to the Purchaser. In case the German Seller receives any kind of cheques (Schecks) or bills of exchange (Wechsel) for the settlement of any assigned Relevant Receivables, all rights and claims in respect of such cheques or bills of exchange are hereby assigned to the Purchaser.

3.4 If any kind of current account relationship (unechtes oder echtes Kontokorrentverhältnis) exists at present or comes into existence in future between the German Seller and a Debtor, the German Seller hereby assigns all future rights and claims in respect of such account relationship (including, but not limited to, claims as a result of fixing a balance (Saldofestellung) the rights for termination of the current account relationship and the right for fixing an actual balance) to the Purchaser. The Purchaser accepts such assignment.

4. RELEASE OF SECURITY PURPOSE AND RE-ASSIGNMENT

4.1 If at any time the offer to sell any Relevant Receivable specified in a Receivables List in accordance with Clause 2.2 of the German Receivables Purchase and Servicing Agreement is accepted by the Purchaser, the security purpose (Sicherungszweck) established under this Agreement in relation to such Relevant Receivable and related Collateral Security shall be released with the effect that the Purchaser shall hold full title in such Relevant Receivable and its related Collateral Security.

4.2 Upon complete and irrevocable satisfaction of the Secured Obligations, the Purchaser shall as soon as reasonably practical and at the cost and expense of the German Seller reassign and/or retransfer to the German Seller, who shall accept such reassignment and/or retransfer, any Relevant Receivables and any related Collateral Security, to the extent they were not sold to the Purchaser as described in Clause 4.1 above and surrender the excess proceeds (if any) resulting from any realisation thereof. However, the Parties acknowledge that the Purchaser may transfer any Relevant Receivables to a third person if so required by law.

5. RELEASE OF SECURITY

At any time when the total value of the aggregate security granted by the German Seller to secure the Secured Obligations (Security) which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert) not only temporarily, exceeds 110% of the Secured Obligations (Limit) the Purchaser shall on demand of the German Seller release such part of the Security (Sicherheitenfreigabe) as the Purchaser may in its reasonable discretion determine so as to reduce the realisable value of the Security to the Limit.

6. NOTIFICATION

At any time, the Purchaser may serve a notice to the relevant debtors in the form of Schedule 1 to this Agreement in accordance with any means deemed appropriate by the Purchaser on any Debtor relating to a Relevant Receivable, and copied to the German Seller, for the purposes of (i) notifying Debtors of the security assignment of the Relevant Receivables, and/or (ii) instructing each relevant Debtor to direct all future payments in connection with the Relevant Receivable to such account as the Purchaser may deem necessary or desirable.

7. POWER OF ATTORNEY

Upon demand, the German Seller shall provide the Purchaser with any appropriate notarial power of attorney in order to protect the Purchaser’s interest in the Relevant Receivables and/or the Collateral Security.

8. DURATION AND INDEPENDENCE

8.1 This Agreement shall remain in full force and effect until complete satisfaction of the Secured Obligations. The security assignment shall not cease to exist if the German Seller has only temporarily discharged the Secured Obligations.

8.2 This Agreement shall create a continuing security and no change, amendment, restatement or supplement whatsoever in the Transaction Documents or in any document or agreement related to any of the Transaction Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the German Seller pursuant to it.

9. REPRESENTATIONS AND COVENANTS

The German Seller hereby represents and warrants to the Purchaser that:

(a)	Good Title: the German Seller holds, and has at all times held since the time of origination, full and unencumbered title to, and is and has been at all times since the time of origination the sole and unencumbered owner of, each Relevant Receivable assigned hereunder and none of the Relevant Receivables have been assigned or sold by the German Seller to any person other than the Purchaser.

(b)	No Attachment: none of the Relevant Receivables assigned hereunder are or have been the subject of any prior transfer or assignment or attachment (Pfändung) whatsoever (whether in whole or in part), nor of any security interest, lien or encumbrance or right in rem (dingliches Recht) whatsoever and there exists no impediment to its assignment or transfer in accordance with the WABCO Transaction Documents;

9.2	The German Seller hereby covenants to the Purchaser that it will not assign, pledge, or otherwise encumber the Relevant Receivables except as contemplated by this agreement or the German Receivables Purchase and Servicing Agreement.

10. SEVERABILITY

If at any time, one or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any relevant jurisdiction, such provision shall, in relation to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be replaced by the Parties by such valid, legal or enforceable provision which comes as close as possible to the original intent of the Parties and the invalid, illegal or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap (Vertragslücke) in this Agreement.

11. WAIVER

No failure to exercise, nor any delay in exercising, on the part of the Parties, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

12. GOVERNING LAW AND JURISDICTION

12.1 This Agreement shall be governed by and construed in accordance with the laws of Germany.

12.2 The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be Frankfurt am Main, Germany. The Purchaser, however, shall also be entitled to take action against the German Seller in any other court of competent jurisdiction. Further, the taking of proceedings against the German Seller in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, if and to the extent permitted by applicable law.

SCHEDULE 1 – FORM OF NOTICE

[Briefkopf des Käufers]

[Adresse des Schuldners]

Anzeige der Forderungsabtretung

Sehr geehrte Damen und Herren,

wir möchten Sie hiermit im Namen und in Vollmacht der WABCO Fahrzeugsysteme GmbH davon in Kenntnis setzen, dass aufgrund eines am 27. September 2010 geschlossenen Vertrages über die Sicherungsabtretung von Forderungen zwischen der Société Générale Bank Nederland N.V. und WABCO Fahrzeugsysteme GmbH alle Forderungen / [alle im Anhang identifizierten Forderungen], die Sie WABCO Fahrzeugsysteme GmbH schulden, an die Société Générale Bank Nederland N.V. abgetreten wurden.

Zusammen mit der entsprechenden Forderung gegen Sie wurden auch, sofern vorhanden, mit der Forderung verbundene Sicherheiten und Nebenrechte übertragen.

Aufgrund der Abtretung an uns, sind alle zukünftigen Zahlungen auf die oben bezeichneten Forderungen ausschließlich auf das folgende Konto zu erbringen:

Bank:

Bankleitzahl:

Konto-Nr.:

Jegliche nach Zugang dieses Schreibens an WABCO Fahrzeugsysteme GmbH in Bezug auf die genannten Forderungen erbrachten Leistungen sind unwirksam und bewirken keine Befreiung von der entsprechenden Verbindlichkeit.

Mit freundlichen Grüßen

Société Générale Bank Nederland N.V.

Anlage: Kopie der Vollmachtsurkunde

ANLAGEN ZUR SCHULDNERBENACHRICHTIGUNG - KOPIE DER

VOLLMACHTSURKUNDE

NOTARIELLE URKUNDE

[Rubrum des beurkundenden Notars]

Vollmacht

Wir, die WABCO Fahrzeugsysteme GmbH und die Société Générale Bank Nederland N.V. (nachfolgend die Bevollmächtigte) haben am 27. September 2010 einen Vertrag über die Sicherungsabtretung von Forderungen (die Sicherungsabtretung) gegen bestimmte Schuldner geschlossen.

Wir erteilen hiermit der Bevollmächtigten die unwiderrufliche Vollmacht, einschließlich des Rechts zur Übertragung der Vollmacht und zur Erteilung von Untervollmachten, unter Befreiung der Beschränkungen des § 181 BGB, sämtliche Handlungen vorzunehmen, die nach Auffassung der Bevollmächtigten geeignet sind, um den fraglichen Schuldnern in unserem Namen die Sicherungsabtretung der Forderungen an Société Générale Bank Nederland N.V., sowie die Abtretung bzw. Übertragung von eventuell mit den Forderungen verbundenen Sicherheiten und Nebenrechten, anzuzeigen.

Diese Vollmacht unterliegt deutschem Recht und ist entsprechend auszulegen.

[—] [Datum]

Name: [—]

Titel: Geschäftsführer

WABCO Fahrzeugsysteme GmbH

- Translation for information purposes only -

FORM OF NOTICE

[Purchaser’s letterhead]

[Name and address of the relevant Debtor]

[Place], [Date]

Dear Ladies and Gentlemen,

Notice of Assignment of Receivables

We hereby notify you in the name and on behalf of WABCO Fahrzeugsysteme GmbH that pursuant to a contract dated 27 September 2010 between WABCO Fahrzeugsysteme GmbH and Société Générale Bank Nederland N.V. about the security assignment of receivables all of the receivables / [all receivables identified in the attachment] owed by you to WABCO Fahrzeugsysteme GmbH have been assigned to Société Générale Bank Nederland N.V.

Together with the receivable owed by you, any collateral and ancillary rights (if any) associated with the receivable were also transferred to Société Générale Bank Nederland N.V.

Based on the assignment to us, all future payments in respect of the abovementioned receivables must be made to the following account:

Name of the Bank:

Bank Code:

Account-No.:

For the avoidance of doubt, any payments made to WABCO Fahrzeugsysteme GmbH in relation to the abovementioned receivables after receipt hereof will be invalid and will not discharge your payment obligations.

Yours sincerely,

Société Générale Bank Nederland N.V.

Enclosures: Copy of the Power of Attorney

ANNEX TO FORM OF NOTICE - COPY OF THE POWER OF ATTORNEY

NOTARIAL DEED

[cover of the acting Notary public]

Power of Attorney

On 27 September 2010, we, WABCO Fahrzeugsysteme GmbH and Société Générale Bank Nederland N.V. (hereinafter the Attorney) entered into an agreement regarding the assignment (the Security Assignment) of receivables owed to WABCO Fahrzeugsysteme GmbH by certain debtors.

We hereby grant to the Attorney the irrevocable power of attorney, with full power of delegation and substitution and under waiver of any restrictions set forth in § 181 of the German Civil Code, do all acts and things the Attorney deems fit in order to notify the relevant debtors on our behalf about the Securtiy Assignment of the receivables to Société Générale Bank Nederland N.V. and the transfer of any collateral and ancillary rights associated therewith.

This Power of Attorney shall be governed by and construed in accordance with the laws of Germany.

[—] [date]

Name: [—]
Function: Director

WABCO Fahrzeugsysteme GmbH

SIGNATURES

WABCO FAHRZEUGSYSTEME GMBH	)
Name:	)
Title:	)
)
Name:	)
Title:	)

SOCIÉTÉ GÉNÉRALE	)
BANK NEDERLAND N.V.	)
Name:	)
Title:	)
)
Name:	)
Title:	)